UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

REX AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

          On July 12, 2010, REX NuGen, LLC, a wholly owned subsidiary of REX American Resources Corporation (“REX”) completed the acquisition of Class A membership interest units of NuGen Energy, LLC (“NuGen”) from Central Farmers Cooperative (“CFC”) pursuant to the Unit Purchase and Option Agreement dated June 30, 2010 (the “Agreement”) among REX and CFC. The Class A Units constitute a 48.9% voting interest and a 47.77% equity interest in NuGen on a fully diluted basis (the “Purchased Units”) after issuance of the Issued Units (as defined below). NuGen owns and operates a 100 MGY anhydrous ethanol refinery and production facility located in Turner County, South Dakota.

          The purchase price for the Purchased Units was $2,410,361 paid at closing and an additional $6,451,300 due based upon cash distributions from NuGen that REX is entitled to until such balance is paid. REX also contributed an additional $6,805,055 to NuGen at closing in exchange for 100 Class A Units issued to REX (the “Issued Units”).

          The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10(a) to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

          (a) Financial Statements of Business Acquired

               The financial statements required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

          (b) Pro Forma Financial Information

               The pro forma financial information required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

          (d) Exhibits

10(a)	Unit Purchase and Option Agreement dated June 30, 2010 among REX NuGen, LLC and Central Farmers Cooperative

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: July 16, 2010	By:	/s/ DOUGLAS L. BRUGGEMAN
		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance, Chief Financial
Officer and Treasurer